UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 6, 2006
(Date of earliest event reported)

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SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

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California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྏ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྏ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྏ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྏ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

Effective July 6, 2006, Sequiam Biometrics, Inc. (“Biometrics”), a wholly-owned subsidiary of Sequiam Corporation, entered into a Distribution and Manufacturing Agreement (the “Agreement”) with Quasar Group, Inc. (“Quasar”). The purpose of the Agreement is to set out the terms and conditions of the distribution of certain biometric products and services of Biometrics (the “Products”). Also, as part of the Agreement, Biometrics and Quasar agreed to form a new corporation (“Distributor”) in Switzerland. Biometrics will own 51% and Quasar will own 49% of Distributor.

Distributor agrees to purchase from Biometrics, during the term of the Agreement, all of its requirements as needed for the Products for sale in Europe and the Middle East. In addition, Biometrics will act, during the term of the Agreement, as the exclusive biometric designer and manufacturer of the Products for Distributor.

As part of the Agreement, and as a prerequisite of the Distributor obtaining a Swiss canton-sponsored loan in connection with the Swiss Bonny Decree program, Biometrics and Quasar will demonstrate that the Distributor will have a minimum of $1,500,000 in intangible assets. Distributor will use its best effort to secure a loan via the Swiss Bonny Decree program in an amount equal to three million Swiss francs, which will be Quasar's sole responsibility. Pursuant to the Bonny Decree program, the loan will have an annual interest rate corresponding to the standard commercial credit interest rate in Switzerland and will be amortized over a period no longer than ten years. The loan should have a payment grace period of no less than two years.

The term of the Agreement is ten years, expiring on July 6, 2016, and may be renewed for additional 24-month terms unless either party provides the other with written notice of termination at least twelve months prior to the expiration of the then current term.

The Agreement is furnished as Exhibit 10.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

        Not applicable.

(b) Pro Forma Financial Information.

        Not applicable.

(c) Shell company transactions.

         Not applicable.

(d) Exhibits.

10.1 Distribution and Manufacturing Agreement, effective July 6, 2006, by and between Sequiam Biometrics, Inc. and Quasar Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date: July 11, 2006                              By: /s/ Mark L. Mroczkowski
Name: Mark L. Mroczkowski
Title: Senior Vice President and Chief Financial Officer